Exhibit 23.3


                         RALPH E. DAVIS ASSOCIATES, INC.
                      Consultants-Petroleum and Natural Gas
                         1717 St. James Place-Suite 460
                              Houston, Texas 77056
                                 (713) 622-8955


                               CONSENT OF ENGINEER
                               -------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of National Fuel Gas Company of our audit report for Seneca Resources Corporation dated October 15, 2003 and to the reference to our estimate dated October 1, 2003, which appear in and are incorporated by reference in National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 2003.

                                       RALPH E. DAVIS ASSOCIATES, INC.


                                       /s/ Allen C. Barron, P.E.
                                       -------------------------------
                                       Allen C. Barron, P.E.
                                       President

Houston, Texas
July 2, 2004